SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **AXXESS PHARMA, INC.**, did on August 13, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 14, 2012.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20120813-2871
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040102

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120558815-37
	Filing Date and Time 08/13/2012 12:45 PM
	Entity Number E0421852012-8

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Axxess Pharma, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: VCorp Services, LLC (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 20,000,000 Preferred, Par Value per share $0.0001; 100,000,000 Common, Par value per share: $ 0.0001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Daniel Bagi, M.D. (Name) 2681 Eglinton Avenue, W (Street Address) / Toronto (City) / ON (State) / M6M1T8 (Zip Code) 2) (Name) Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Daniel Bagi, M.D. (Name) / X D.Bagi (Incorporator Signature) 2681 Eglinton Avenue, W (Address) / Toronto (City) / ON (State) / M6M1T8 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / 8/13/2012 (Date)

This form must be accompanied by appropriate fees.